Exhibit 99.1

RESERVOIR MEDIA ANNOUNCES SECOND QUARTER FISCAL 2023 RESULTS

10% Top-line growth driven by robust Digital and Synchronization demand

Raises full year guidance across the board

Continues to execute against capital deployment target of $100 million for M&A in fiscal 2023

November 8, 2022, New York — Reservoir Media, Inc. (NASDAQ: RSVR) (“Reservoir” or the “Company”), an award-winning independent music company, today announced financial results for the second fiscal quarter of 2023 ended September 30, 2022.

Recent Highlights:

•	Revenue of $33.3 million, increased 6% organically, or 10% including acquisitions year-over-year
o	Music Publishing revenue increased 9% year-over-year
o	Recorded Music revenue increased by 11% year-over-year
•	Operating Income of $6.6 million, decreased 15% year-over-year, driven by higher administrative costs and higher amortization on Acquired assets
•	OIBDA (“Operating Income Before Depreciation & Amortization”) of $12.0 million, a decrease of 5% year-over-year, as a result of higher administrative costs
•	Net Income of $4.5 million increased 3% year-over-year
•	Earnings per share of $0.07 versus $0.08 in the second quarter of fiscal 2022
•	Adjusted EBITDA of $12.8 million, up 1% year-over-year
•	Closed key publishing and recorded music catalog acquisitions including Louis Prima and Voice of Beirut
•	Signed multiple publishing and future deals including KayGee of Naughty By Nature, Nick Lee, and Brit Taylor
•	Expanded frontline recorded music roster with The Wandering Hearts

Management Commentary:

“Our second fiscal quarter financial results are a testament to the strength and consistency of our business model, and we have raised guidance for the year to reflect our momentum. We delivered double-digit top-line growth while also signing multiple high-profile creators to our talented roster and catalog across both our Recording and Publishing segments,” said Golnar Khosrowshahi, Founder and Chief Executive Officer of Reservoir. “The music industry continues to experience strong secular tailwinds, which should allow it to overcome any impacts from the macroeconomic downturn. We’re seeing a vibrant resurgence in live performances, growing opportunities for synchronization, and an increase in subscribers to streaming content services. Our value enhancement initiatives, combined with our diversified portfolio of award-winning songwriters and artists, strategically positions Reservoir to continue to benefit from industry momentum, while we concurrently work to generate considerable long-term value for our roster and shareholders. Our strategy continues to support strong, consistent financial performance, and we expect to execute on accretive business development opportunities that will further bolster our roster, leverage our scale, and create value for our shareholders.”

Second Quarter Fiscal 2023 Financial Results

Summary Financials	Q2 FY23	Q2 FY22	Change
Total Revenue	$33.3	$30.3	10%
Music Publishing Revenue	$24.1	$22.1	9%
Recorded Music Revenue	$8.9	$8.0	11%
Operating Income	$6.6	$7.8	(15)%
OIBDA	$12.0	$12.5	(5)%
Net Income	$4.5	$4.4	3%
Adjusted EBITDA	$12.8	$12.7	1%

(Table Notes: $ in millions; Quarters ended September 30th; Unaudited; NM = Not meaningful)

Total revenue in the second quarter of fiscal 2023 increased 10% to $33.3 million, compared to $30.3 million in the second quarter of fiscal 2022. The increase was primarily driven by strong growth in both segments, highlighted by 11% growth in the Recorded Music segment, inclusive of the acquisitions of various catalogs.

Operating income in the second quarter of fiscal 2023 was $6.6 million compared to operating income of $7.8 million in the second quarter of fiscal 2022. OIBDA in the second quarter of fiscal 2023 decreased 5% to $12.0 million, compared to $12.5 million in the prior year quarter. The decreases in operating income and OIBDA were primarily driven by higher administrative expenses compared to the year ago period. Adjusted EBITDA in the second quarter of fiscal 2023 was up 1% to $12.8 million, as strong revenue growth from both segments was partially offset by higher administration expenses, excluding non-cash expenses like stock-based compensation. See below for calculations and reconciliations of OIBDA and Adjusted EBITDA to operating income and net income, respectively.

Net income attributable to common stockholders in the second quarter of fiscal 2023 was $4.5 million, or $0.07 per share, compared to a net income attributable to common stockholders of $4.4 million, or $0.08 per share, in the year-ago quarter. The slight increase in net income was driven by higher revenue and gains on the fair value of swaps offset by higher cost of revenue, higher advertising and administrative expenses, as well as higher amortization, interest expense, and income tax expenses.

Second Quarter Fiscal 2023 Segment Review

Music Publishing	Q2 FY23	Q2 FY22	Change
Revenue by Type
Digital	$13.2	$11.6	15%
Performance	$4.4	$4.3	1%
Synchronization	$4.4	$4.1	6%
Mechanical	$1.0	$1.0	4%
Other	$1.0	$1.1	(6)%
Total Revenue	$24.1	$22.1	9%
Operating Income	$3.1	$5.4	(43)%
OIBDA	$7.1	$8.7	(18)%
(Table Notes: $ in millions; Quarters ended September 30th; Unaudited; NM = Not meaningful)

Music Publishing revenue in the second quarter of fiscal 2023 was $24.1 million, an increase of 9% compared to $22.1 million in last fiscal year’s second quarter. Growth was driven by strong performance in Digital and Synchronization revenues.

In the second quarter of fiscal 2023, Music Publishing OIBDA decreased 18% to $7.1 million, compared to $8.7 million in the year ago period. Music Publishing OIBDA margin in the second quarter decreased from 39% to 29%. The decline in Music Publishing OIBDA margin was primarily driven by higher administration expenses including non-cash expenses.

Recorded Music	Q2 FY23	Q2 FY22	Change
Revenue by Type
Digital	$6.3	$4.7	35%
Physical	$0.9	$2.5	(66%)
Neighboring Rights	$0.7	$0.5	60%
Synchronization	$1.0	$0.3	224%
Total Revenue	$8.9	$8.0	11%
Operating Income	$3.5	$2.4	46%
OIBDA	$4.8	$3.8	27%
(Table Notes: $ in millions; Quarters ended September 30th; Unaudited; NM = Not meaningful)

Recorded Music revenue in the second quarter of fiscal 2023 was $8.9 million, an increase of 11% compared to $8.0 million in last year’s second quarter. This improvement was largely driven by assets under the Tommy Boy label, and strong Digital and Synchronization revenue growth, but was partially offset by lower Physical revenue.

In the second quarter of fiscal 2023, Recorded Music OIBDA increased 27%, to $4.8 million, compared to $3.8 million in the second quarter of fiscal 2022. Recorded Music OIBDA margin in the second quarter increased from 48% to 54%. The increase in Recorded Music OIBDA margin was driven by a shift towards Digital and Synchronization revenues which carry lower costs.

Balance Sheet and Liquidity

For the six months ended September 30, 2022, cash provided by operating activities was $11.6 million, an increase of $10.2 million compared to the same period last fiscal year. The increased cash provided by operating activities was primarily attributable to decreases in cash used for working capital, including royalty advances (net of recoupments) and higher earnings.

As of September 30, 2022, Reservoir had cash and cash equivalents of $18.8 million and $67.4 million available for borrowing under its revolving credit facility, for total available liquidity of $86.2 million. Total debt was $278.0 million (net of $4.6 million of deferred financing costs) and Net Debt was $259.2 million (defined as total debt, less cash and equivalents and deferred financing costs). This compares to cash and cash equivalents of $17.8 million and $74.4 million available for borrowing on the revolving credit facility, for total available liquidity of $92.2 million, total debt of $269.9 million (net of $5.8 million of deferred financing costs), and Net Debt of $252.0 million as of March 31, 2022. The Company’s leverage ratio at September 30, 2022 was 5.7x using the trailing twelve month pro forma adjusted EBITDA of $47.3 million which reflects the measurement per its credit agreement.

Fiscal 2023 Outlook

Reservoir raised its financial outlook range for fiscal year 2023, and expects the financial results for the year ending March 31, 2023, to be as follows:

Outlook	Guidance	Growth (at mid-point)
Revenue	$118 million - $122 million	11%
Adjusted EBITDA	$45 million - $47 million	11%

Jim Heindlmeyer, Chief Financial Officer of Reservoir, commented “We are pleased with the financial performance and execution against our strategic initiatives in the second fiscal quarter. As a result of our strong execution and expected growth going forward, we are raising both revenue and adjusted EBITDA guidance for the full fiscal year. We will also continue to execute against our capital deployment target of $100 million toward strategic M&A for the year and will remain disciplined as we evaluate future accretive business development opportunities.”

Accounting Note

The second quarter and six months year-to-date fiscal 2022 results included in this release reflect the revisions described in Note 19 of the fiscal 2022 financial statements filed on Form 10-K.

Conference Call Information

Reservoir is hosting a conference call for analysts and investors to discuss its financial results for the second quarter of fiscal 2023 ended September 30, 2022, and its business outlook at 10:00 a.m. ET today, on November 8, 2022. The conference call can be accessed via webcast in the investor relations section of the Company’s website at https://investors.reservoir-media.com/news-and-events/events-and-presentations.

Interested parties may also participate in the call using the following registration link: https://register.vevent.com/register/BI5802bcfa7a1d4f2cb62bb6c36c6195fc. Once registered, participants will receive a dial-in number as well as a PIN to enter the event. Participants may re-register for the conference call in the event of a lost dial-in number or PIN. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available in the investor relations section of Reservoir’s website for 30 days after the event.

About Reservoir Media, Inc.

Reservoir is an independent music company based in New York City and with offices in Los Angeles, Nashville, Toronto, London, and Abu Dhabi. Reservoir is the first female-founded and led publicly traded independent music company in the U.S. Founded as a family-owned music publisher in 2007, Reservoir has grown to represent over 140,000 copyrights and 36,000 master recordings with titles dating as far back as 1900 and hundreds of #1 releases worldwide. Reservoir frequently holds a regular Top 10 U.S. Market Share according to Billboard’s Publishers Quarterly, was twice named Publisher of the Year by Music Business Worldwide’s The A&R Awards, and won Independent Publisher of the Year at both the 2020 and 2022 Music Week Awards.

Reservoir also represents a multitude of recorded music through Chrysalis Records, Tommy Boy Records, and Philly Groove Records and manages artists through its ventures with Blue Raincoat Music and Big Life Management.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, including statements with respect to the financial condition, results of operations, earnings outlook and prospects of Reservoir. Forward-looking statements are based on the current expectations and beliefs of the management of Reservoir and are inherently subject to a number of risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual financial condition, results of operations, earnings and/or prospects to be materially different from those expressed or implied by these forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements in this press release may include, among others:

•	expectations regarding Reservoir’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures;

•	Reservoir’s ability to invest in growth initiatives and pursue acquisition opportunities;

•	the ability to achieve the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of Reservoir to grow and manage growth profitably and retain its key employees;

•	the inability to maintain the listing of Reservoir’s common stock on the Nasdaq Stock Market LLC and limited liquidity and trading of Reservoir’s securities;

•	geopolitical risk and changes in applicable laws or regulations;

•	the possibility that Reservoir may be adversely affected by other economic, business and/or competitive factors;

•	risks related to the organic and inorganic growth of Reservoir’s business and the timing of expected business milestones;

•	risk that the COVID-19 pandemic, and local, state and federal responses to addressing the COVID-19 pandemic, may have an adverse effect on Reservoir’s business operations, as well as its financial condition and results of operations; and

•	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on Reservoir’s resources.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of Reservoir prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Except to the extent required by applicable law or regulation, Reservoir undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. For a more detailed discussion of risks and other factors that might impact forward-looking statements, see Reservoir’s filings with the SEC available on the SEC’s website at www.sec.gov or Reservoir’s website at www.reservoir-media.com.

Reservoir Media, Inc. and Subsidiaries
Condensed Consolidated Statements of Income Three and Six Months Ended September 30, 2022 versus September 30, 2021
(Unaudited)
(Expressed in U.S. dollars)

	Three Months Ended September 30,			Six Months Ended September 30,
	2022	2021	% Change	2022	2021	% Change
Revenues	$33,265,711	$30,273,164	10%	$57,544,481	$46,905,795	23%
Costs and expenses:
Cost of revenue	13,940,035	12,091,903	15%	23,915,166	19,784,290	21%
Amortization and depreciation	5,384,341	4,757,128	13%	10,745,844	8,816,851	22%
Administration expenses	7,373,880	5,654,840	30%	14,995,490	10,319,670	45%
Total costs and expenses	26,698,256	22,503,871	19%	49,656,500	38,920,811	28%

Operating income	6,567,455	7,769,293	(15)%	7,887,981	7,984,984	(1)%

Interest expense	(3,504,818)	(2,728,825)		(6,480,878)	(5,507,877)
Gain on foreign exchange	173,343	193,260		280,686	174,939
Gain on fair value of swaps	2,932,443	677,730		4,502,780	1,225,218
Interest and other income	34	287		47	355
Income before income taxes	6,168,457	5,911,745		6,190,616	3,877,619
Income tax expense	1,682,369	1,539,883		1,687,707	1,012,738
Net income	4,486,088	4,371,862		4,502,909	2,864,881
Net loss attributable to noncontrolling interests	50,845	77,508		110,063	131,491
Net income attributable to Reservoir Media, Inc.	$4,536,933	$4,449,370		$4,612,972	$2,996,372

Earnings per common share:
Basic	$0.07	$0.08		$0.07	$0.06
Diluted	$0.07	$0.08		$0.07	$0.06

Weighted average common shares outstanding:
Basic	64,349,375	53,641,984		64,286,797	41,159,228
Diluted	64,789,384	58,992,972		64,786,947	52,231,699

Reservoir Media, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

September 30, 2022 versus March 31, 2022

(Unaudited)

(Expressed in U.S. dollars)

	September 30, 2022	March 31, 2022
Assets
Current assets
Cash and cash equivalents	$18,821,264	$17,814,292
Accounts receivable	26,392,359	25,210,936
Current portion of royalty advances	13,885,373	12,375,420
Inventory and prepaid expenses	5,951,766	4,041,471
Total current assets	65,050,762	59,442,119

Intangible assets, net	558,986,522	571,383,855
Equity method and other investments	2,128,854	3,912,978
Royalty advances, net of current portion	48,584,246	44,637,334
Property, plant and equipment, net	413,908	342,080
Operating lease right of use assets, net	2,040,424	-
Fair value of swap assets	8,494,582	3,991,802
Other assets	839,551	559,922
Total assets	$686,538,849	$684,270,090

Liabilities
Current liabilities
Accounts payable and accrued liabilities	$4,032,800	$4,436,943
Royalties payable	25,079,061	21,235,815
Accrued payroll	705,786	1,938,281
Deferred revenue	3,624,611	1,103,664
Other current liabilities	3,746,378	12,272,577
Income taxes payable	1,772,228	77,496
Total current liabilities	38,960,864	41,064,776

Secured line of credit	278,007,879	269,856,169
Deferred income taxes	23,573,739	24,884,170
Operating lease liabilities, net of current portion	1,491,606	-
Other liabilities	898,885	1,012,651
Total liabilities	342,932,973	336,817,766

Contingencies and commitments

Shareholders' Equity
Preferred stock	-	-
Common stock	6,437	6,415
Additional paid-in capital	336,959,175	335,372,981
Retained earnings	16,826,491	12,213,519
Accumulated other comprehensive loss	(11,133,631)	(1,198,058)
Total Reservoir Media, Inc. shareholders' equity	342,658,472	346,394,857
Noncontrolling interest	947,404	1,057,467
Total shareholders' equity	343,605,876	347,452,324
Total liabilities and shareholders' equity	$686,538,849	$684,270,090

Supplemental Disclosures Regarding Non-GAAP Financial Measures

This press release includes certain financial information, such as OIBDA, OIBDA margin, EBITDA, Adjusted EBITDA, Pro Forma Adjusted EBITDA and Net Debt, which has not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Reservoir’s management uses these non-GAAP financial measures to evaluate Reservoir’s operations, measure its performance and make strategic decisions. Reservoir believes that the use of these non-GAAP financial measures provides useful information to investors and others in understanding Reservoir’s results of operations and trends in the same manner as Reservoir’s management and in evaluating Reservoir’s financial measures as compared to the financial measures of other similar companies, many of which present similar non-GAAP financial measures. However, these non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by Reservoir’s management about which items are excluded or included in determining these non-GAAP financial measures and, therefore, should not be considered as a substitute for net income, operating income or any other operating performance measures calculated in accordance with GAAP. Using such non-GAAP financial measures in isolation to analyze Reservoir’s business would have material limitations because the calculations are based on the subjective determination of Reservoir’s management regarding the nature and classification of events and circumstances. In addition, although other companies in Reservoir’s industry may report measures titled OIBDA, OIBDA margin, Adjusted EBITDA and Net Debt, or similar measures, such non-GAAP financial measures may be calculated differently from how Reservoir calculates such non-GAAP financial measures, which reduces their overall usefulness as comparative measures. Because of these limitations, such non-GAAP financial measures should be considered alongside other financial performance measures and other financial results presented in accordance with GAAP. You can find the reconciliation of these non-GAAP financial measures to the nearest comparable GAAP measures in the tables below.

OIBDA

Reservoir evaluates operating performance based on several factors, including its primary financial measure of operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets (“OIBDA”). Reservoir considers OIBDA to be an important indicator of the operational strengths and performance of its businesses and believes this non-GAAP financial measure provides useful information to investors because it removes the significant impact of amortization from Reservoir’s results of operations. However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in Reservoir’s businesses and other non-operating income (loss). Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income, net income attributable to us and other measures of financial performance reported in accordance with GAAP. In addition, our definition of OIBDA may differ from similarly titled measures used by other companies. OIBDA Margin is defined as OIBDA as a percentage of revenue.

EBITDA and Adjusted EBITDA

EBITDA is defined as earnings (net income or loss) before net interest expense, income tax (benefit) expense, non-cash depreciation of tangible assets and non-cash amortization of intangible assets and is used by management to measure operating performance of the business. Adjusted EBITDA, in addition to adjusting net income to exclude income tax expense, interest expense and depreciation and amortization, further adjusts net income by excluding items or expenses such as, among others, (1) any non-cash charges (including any impairment charges), (2) any net gain or loss on foreign exchange, (3) any net gain or loss resulting from interest rate swaps, (4) equity-based compensation expense and (5) certain unusual or non-recurring items.

Adjusted EBITDA is a key measure used by Reservoir’s management to understand and evaluate operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. However, certain limitations on the use of Adjusted EBITDA include, among others, (1) it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue for Reservoir’s business, (2) it does not reflect the significant interest expense or cash requirements necessary to service interest or principal payments on Reservoir’s indebtedness and (3) it does not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments. In particular, Adjusted EBITDA measure adds back certain non-cash, unusual or non-recurring charges that are deducted in calculating net income; however, these are expenses that may recur, vary greatly and are difficult to predict. In addition, Adjusted EBITDA is not the same as net income or cash flow provided by operating activities as those terms are defined by GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs.

Pro Forma Adjusted EBITDA

Pro Forma Adjusted EBITDA is defined as Adjusted EBITDA plus the pro forma EBITDA of assets acquired in the previous four quarters representing the earnings of those assets for the portion of the prior four quarters before the Company’s acquisition of such assets. This is the measurement defined in the Company’s credit agreement. The Company believes that including the supplemental adjustments that are made to calculate Pro Forma Adjusted EBITDA provides additional information to investors about the Company’s ability to comply with its financial covenants as well as providing meaningful information about the historic earnings of acquired assets. Pro Forma Adjusted EBITDA is not defined by GAAP. Pro Forma Adjusted EBITDA is not a measure of financial condition, liquidity or profitability, and should not be considered as an alternative to net income determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Additionally, Pro Forma Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not take into account certain items such as interest and principal payments on our indebtedness, depreciation and amortization expense (because the Company uses capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate revenue), working capital needs, tax payments (because the payment of taxes is part of our operations, it is a necessary element of our costs and ability to operate), non-recurring expenses and capital expenditures.

Net Debt

Reservoir defines Net Debt as total debt, less cash and equivalents and deferred financing costs.

Reservoir Media, Inc. and Subsidiaries

Reconciliation of Operating Income to OIBDA

Three and Six Months Ended September 30, 2022 versus September 30, 2021

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2022	2021	2022	2021
Operating Income	$6,567	$7,769	$7,888	$7,985
Amortization and Depreciation Expense	5,384	4,757	10,746	8,817
OIBDA	$11,951	$12,526	$18,634	$16,802

Reservoir Media, Inc. and Subsidiaries

Reconciliation of Music Publishing Segment Reporting Operating Income to OIBDA

Three and Six Months Ended September 30, 2022 versus September 30, 2021

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2022	2021	2022	2021
Operating Income	$3,074	$5,368	$2,813	$5,598
Amortization and Depreciation Expense	4,010	3,309	7,964	6,478
OIBDA	$7,084	$8,677	$10,777	$12,076

Reservoir Media, Inc. and Subsidiaries

Reconciliation of Recorded Music Segment Reporting Operating Income to OIBDA

Three and Six Months Ended September 30, 2022 versus September 30, 2021

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2022	2021	2022	2021
Operating Income	$3,476	$2,385	$5,058	$2,311
Amortization and Depreciation Expense	1,353	1,423	2,737	2,289
OIBDA	$4,829	$3,808	$7,795	$4,600

Reservoir Media, Inc. and Subsidiaries

Reconciliation of Net Income to Adjusted EBITDA

Three and Six Months Ended September 30, 2022 versus September 30, 2021

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2022	2021	2022	2021
Net Income	$4,486	$4,372	$4,503	$2,865
Income Tax Expense	1,682	1,540	1,688	1,013
Interest Expense	3,505	2,729	6,481	5,508
Amortization and Depreciation	5,384	4,757	10,746	8,817
EBITDA	15,057	13,398	23,418	18,203
Gain on Foreign Exchange(a)	(173)	(193)	(281)	(175)
Gain on Fair Value of Swaps(b)	(2,932)	(678)	(4,503)	(1,225)
Non-cash Share-based Compensation(c)	851	192	1,617	217
Adjusted EBITDA	$12,803	$12,719	$20,251	$17,020

(a)	Reflects the (gain) or loss on foreign exchange fluctuations.
(b)	Reflects the non-cash gain on the mark-to-market of interest rate swaps.
(c)	Reflects non-cash share-based compensation expense related to the Reservoir Media, Inc. 2022 Omnibus Incentive Plan.

Reservoir Media, Inc. and Subsidiaries

Reconciliation of Net Income to Pro Forma Adjusted EBITDA

Twelve Months Ended September 30, 2022

(Unaudited)

(Dollars in thousands)

TTM 9/30/22
Net Income	$14,766
Income Tax Expense	4,927
Interest Expense	11,844
Amortization and Depreciation	20,951
EBITDA	52,488
Gain on Foreign Exchange(a)	(436)
Gain on Fair Value of Swaps(b)	(11,835)
Non-cash Share-based Compensation(c)	4,290
Interest and Other Income	(11)
Adjusted EBITDA	44,496
Pro forma EBITDA on Acquisitions(d)	2,810
Pro forma Adjusted EBITDA	$47,306

(a)	Reflects the gain on foreign exchange fluctuations.
(b)	Reflects the non-cash gain on the mark-to-market of interest rate swaps.
(c)	Reflects non-cash share-based compensation expense related to the Reservoir Media, Inc. 2022 Omnibus Incentive Plan.
(d)	Reflects the pro forma EBITDA on acquisitions for the portion of the prior twelve months that are not included in Reservoir’s financial results.

Media Contact

Reservoir Media, Inc.

Suzy Arrabito

Vice President, Marketing & Communications

sa@reservoir-media.com

www.reservoir-media.com

Investor Contact

Alpha IR Group

Jackie Marcus or Alec Buchmelter

RSVR@alpha-ir.com

Source: Reservoir Media, Inc.

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